Exhibit 99.1

[XL Capital Logo Omitted]


                                                     XL Capital Ltd
                                                     XL House
                                                     One Bermudiana Road
                                                     Hamilton HM 11
                                                     Bermuda

                                                     Phone (441) 292 8515
                                                     Fax   (441) 292 5280
Press Release


Contact:  David Radulski                    Roger R. Scotton
          Investor Relations                Media Relations
          (441) 294 7460                    (441) 294 7165


          XL CAPITAL LTD ANNOUNCES ESTIMATED LOSSES FROM THIRD QUARTER
                              NATURAL CATASTROPHES


Hamilton, Bermuda - October 25, 2005: XL Capital Ltd (NYSE:XL) ("XL" or the "Company") announced today that, based on current loss reports and estimates, it expects that pre-tax net losses arising from Hurricanes Katrina and Rita will be approximately $1.16 billion and $263.6 million, respectively. The Company also expects that pre-tax net losses from other, previously announced, natural catastrophes in the third quarter will be approximately $89.7 million. After taking into account net reinstatement premiums and tax effects, the Company estimates net losses due to these third quarter catastrophes will be approximately $1.47 billion.

These losses will adversely affect XL's third quarter and full year results. Excluding these third quarter catastrophe losses, the Company expects operating income(1) for the quarter to be broadly in line with consensus analyst estimates issued prior to Hurricane Katrina. After taking into account expected losses from these events, the Company now expects an operating loss(1) for full year 2005.

The Company's loss estimates are based upon a review of contracts it believes are exposed to these events, loss reports received from brokers and cedants, industry loss models, and management's best judgment. The Company expects that the loss adjustment processes for Hurricanes


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Katrina and Rita will be protracted due to the unprecedented complexity and scale of the events. The Company's loss estimates for Hurricanes Katrina and Rita are consistent with first-party market loss estimates of $50-55 billion and $6-9 billion, respectively. However, the Company's loss estimates involve the exercise of considerable judgment and are accordingly subject to revision. Actual losses may differ materially from these estimates.

Brian M. O'Hara, President and Chief Executive Officer of XL, commented: "These hurricanes are market changing events for our industry. We believe that we are well-positioned to serve our customers and expect to be an active lead participant in the upcoming renewal season. XL will take the steps necessary to maintain its fundamental financial strength."

The Company intends to release its third quarter 2005 financial results after the close of regular stock market hours on Monday, October 31, 2005. A conference call to discuss the Company's results will be held at 10:00 a.m. Eastern Time on Tuesday, November 1, 2005.

The conference call can be accessed through a listen-only dial-in number or through a live webcast. To listen to the conference call please dial 201-689-8320, password XL1101. The webcast will be available at www.xlcapital.com and will be archived on XL's website from approximately 1:00 p.m. Eastern Time on November 1, 2005 through midnight Eastern Time on November 30, 2005. A telephone replay of the conference call will also be available beginning at 1:00 p.m. Eastern Time on November 1,, 2005 until 8:00 p.m. Eastern Time on November 8, 2005 by dialing 201-612-7415 (account number: 290 and conference I.D. number: 171859).

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies, and other enterprises on a worldwide basis. As of June 30, 2005, XL Capital Ltd had consolidated assets of approximately $53.3 billion and consolidated shareholders' equity of approximately $8.4 billion. More information about XL Capital Ltd is available at www.xlcapital.com.

This press release contains forward-looking statements about the estimated effects of natural catastrophes that occurred during the third quarter of 2005 on the Company's results of operations and financial condition. Such statements involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs or expectations, are forward- looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual events or results to differ materially from those in such forward-looking statements include the preliminary nature of reports and estimates of loss to date, the limited ability of claims personnel to make inspections to date and the other important factors set forth in XL's most recent annual report on Form 10-K, quarterly report on Form 10-Q and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.

(1) Defined as net income (loss) excluding net realized gains and loses on investments and net realized and unrealized gains and losses on credit and investment instruments, net of tax. This is a non-GAAP measure.

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